UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 15, 2006
                Date of Report (Date of earliest event reported)


                           SABRE HOLDINGS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    Delaware                      1-12175                         75-2662240
(State or other                 (Commission                     (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
 incorporation)

                                3150 Sabre Drive
                             Southlake, Texas 76092
               (Address of Principal Executive Offices) (Zip Code)

                                 (682) 605-1000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 15, 2006, the Board of Directors of Sabre Holdings Corporation (the "Company") elected Christopher J. (CJ) Fraleigh and Ronald V. Waters III to the Board. Messrs. Fraleigh and Waters are expected to be independent directors and join the Audit Committee, Compensation Committee and Governance and Nominating Committee. There were no arrangements or understandings between either of Messrs. Fraleigh or Waters and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding either of Messrs. Fraleigh or Waters that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 7.01       REGULATION FD DISCLOSURE

The Company has issued the press release attached hereto as Exhibit 99.1 discussing Messrs. Fraleigh and Waters election to the Company's Board of Directors.

ITEM 9.01(d)    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit.

Exhibit                                 Description
-------         ----------------------------------------------------------------
99.1            News release issued by Sabre Holdings Corporation on September
                21, 2006.

All of the information furnished in Items 7.01 and 9.01 of this report and the accompanying exhibit shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SABRE HOLDINGS CORPORATION



                                        /s/ James F. Brashear
                                        ----------------------------------------
                                        James F. Brashear
                                        Corporate Secretary


Date: September 21, 2006